EXHIBIT 99.1

Heritage Oaks Bancorp Reports Third Quarter Results

Declares Quarterly Dividend of $0.06 per Common Share

PASO ROBLES, Calif., Oct. 27, 2016 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (“Heritage Oaks” or the “Company”) (NASDAQ:HEOP), a bank holding company and parent of Heritage Oaks Bank (the “Bank”), reported net income available to common shareholders of $4.2 million, or $0.12 per diluted common share, for the third quarter of 2016 compared to net income available to common shareholders of $4.0 million, or $0.12 per diluted common share, for the third quarter of 2015, and net income available to common shareholders of $4.2 million, or $0.12 per diluted common share for the second quarter of 2016.

Third Quarter 2016 Highlights

  Gross loans increased by $136.0 million, or 11.3%, to $1.34 billion at September 30, 2016 compared to $1.21 billion at September 30, 2015, and increased by $9.0 million or 0.7% compared to $1.33 billion at June 30, 2016.  New loan production totaled $113.1 million for the third quarter of 2016, an increase of 3.6% compared to the linked quarter.

  Total deposits increased by $59.6 million, or 3.8% to $1.63 billion at September 30, 2016 compared with $1.57 billion a year earlier, and increased by $24.3 million, or 1.5% during the third quarter of 2016.  Non-interest bearing demand deposits grew by 4.7% during the last year and by 4.3% over the last quarter to $570.2 million, and represent 35.0% of total deposits at September 30, 2016.

  Credit quality remains strong with non-accrual loans representing 0.36% of total gross loans at September 30, 2016 down from 0.51% for the linked quarter and 0.83% a year ago.  Net recoveries for the third quarter of 2016 were $0.2 million compared to $0.9 million for the linked quarter and $0.3 million for the third quarter of 2015.  Loans delinquent 30 to 89 days as a percentage of gross loans decreased to 0.00% from 0.04% for the linked quarter, and 0.07% at September 30, 2015.

  Regulatory capital ratios for the Bank at September 30, 2016 were 9.35% for Tier 1 Leverage Capital, 13.46% for Total Risk Based Capital, and 12.23% for Common Equity Tier One Capital.

  On October 26th, 2016 the Company’s board of directors declared a dividend of $0.06 per common share for shareholders of record as of November 15th, 2016, which is payable to our common shareholders on November 30th, 2016.

“Our earnings for the third quarter were supported by an increase in non-interest income attributable to strong levels of customer swap fee income, and mortgage banking revenue, as our customers took advantage of the decline in long-term interest rates,” stated Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp.  Ms. Lagomarsino continued, “We also continued to grow the deposit and loan portfolios, although loan growth was subdued from the pay-off of two large construction loans due to the early completion of projects, and due to the seasonal decline in agribusiness line utilization. Our loan pipeline remains strong going into the fourth quarter, and we continue to anticipate long-term annual loan growth in the low double digits.”

Net Income Available to Common Shareholders

Net income available to common shareholders for the third quarter of 2016 was $4.2 million, or $0.12 per diluted common share, compared with $4.0 million, or $0.12 per diluted common share, for the third quarter of 2015.  Net income available to common shareholders for the quarter ended June 30, 2016 was $4.2 million, or $0.12 per diluted common share.  Compared to the linked quarter, a decline in net interest income after a $1.0 million reversal of provision for loan and lease losses that the Company recorded during the second quarter of 2016, was offset by an increase in non-interest income, and a decrease in non-interest expense, resulting in a nominal change to linked quarter earnings.  Compared to the third quarter of 2015, net interest income after reversal of provision for loan and lease losses increased by $0.8 million, and non-interest income increased by $0.5 million, which more than offset an increase in non-interest expense of $0.6 million, and resulted in a $0.8 million increase in pre-tax net income.

Net income available to common shareholders for the nine months ended September 30, 2016 was $12.4 million, or $0.36 per diluted common share, as compared to $11.8 million or $0.34 per diluted common share for the nine months ended September 30, 2015.  Compared to the first nine months of 2015, net interest income after reversal of provision for loan and lease losses increased by $3.0 million, and non-interest income increased by $1.3 million, which more than offset a $3.0 million increase in non-interest expense, and resulted in a $0.6 million increase in net income available to common shareholders.

Net Interest Income

Net interest income before reversal of provision for loan and lease losses was $16.2 million, or 3.50% of average interest earning assets (“net interest margin”), for the third quarter of 2016 compared with $15.4 million, or a 3.58% net interest margin, for the same period a year earlier, and $16.3 million, or a 3.63% net interest margin, for the quarter ended June 30, 2016.  Net interest income increased $0.8 million, compared to the same prior year period as the increase in average interest earning balances more than offset the decline in yields on interest earning assets.  Net interest income declined slightly compared to the linked quarter primarily due to a decline in accelerated purchased loan discount accretion.

The net interest margin was 3.50% for the third quarter of 2016 compared to 3.58% for the same prior year period, and 3.63% for the linked quarter ended June 30, 2016.  The year-over-year 8 basis point decline in net interest margin is attributable to a decline in loan yields and yields on other investments, which were partially offset by an increase in the yield on investment securities.  Compared to the linked quarter, the net interest margin decreased by 13 basis points due primarily to a decline in purchased loan discount accretion.

Loan yields declined by 40 basis points to 4.55% for the third quarter of 2016 from 4.95% for the third quarter of 2015, and by 15 basis points compared to 4.70% for the second quarter of 2016.  The decline in loan yields for the current quarter as compared to the third quarter of 2015 was due to the impact of originating new loans at lower yields than our average loan portfolio yield due to the historically low interest rate environment, as well as to a decline in purchased loan discount accretion.  Compared to the linked quarter, a decline in accelerated loan discount accretion was the primary driver of the decline in loan yields.  Purchased loan discount accretion contributed 10 basis points to loan yields during the third quarter of 2016 compared to 20 basis points during the linked quarter, and 16 basis points during the third quarter of 2015.

The cost of deposits for the third quarter of 2016 declined by 2 basis points compared to the same prior year period to 0.22%, and by 1 basis point compared to the second quarter of 2016.  The decline in the cost of deposits was due to average non-interest bearing demand deposit growth of $40.3 million or 7.6% during the third quarter of 2016, which also led to a 1 basis point linked quarter decline in the cost of funds to 0.33%.

Provision for Loan and Lease Losses

No provisions for loan and lease losses were recorded for the quarters ended September 30, 2016 or 2015.  The Company recorded a $1.0 million reversal of provision during the quarter ended June 30, 2016.  The reversal of provision for loan and lease losses was attributable to continual improvement in loan credit quality metrics.

Non-Interest Income

Non-interest income for the third quarter of 2016 was $3.3 million compared to $2.6 million for the linked quarter, and $2.8 million for the same period a year earlier.  Non-interest income increased by $0.5 million for the current quarter as compared to the same prior year period due to increases in customer swap fee income, mortgage banking revenue, gains on the sale of investment securities, and earnings on bank owned life insurance, which more than offset the impact that the absence of the non-recurring gain on extinguishment of debt recorded in the third quarter of last year had on non-interest income.  Compared to the linked quarter, non-interest income increased by $0.8 million, primarily due to increases in customer swap fee income, mortgage banking revenue, and gains on the sale of investment securities.

Non-Interest Expense

Non-interest expense increased by $0.6 million, or 4.7%, to $12.7 million for the quarter ended September 30, 2016 compared to $12.2 million for the quarter ended September 30, 2015.  Non-interest expense for the third quarter of 2016 decreased by $0.3 million, or 2.6% from $13.1 million for the linked quarter.

The increase in non-interest expense for the third quarter of 2016 as compared to the third quarter a year ago was due to a $1.1 million increase in salaries and benefits costs, which was offset by a $0.5 million decline in professional services expense.  The increase in salaries and benefits costs was attributable to a variety of factors, and was primarily due to increases in base salaries, and mortgage commissions.

The following table illustrates the components of professional services costs for the periods indicated:

Heritage Oaks Bancorp
Professional Services

	For the Three Months Ended			For the Nine Months Ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
	(dollars in thousands)
Professional Services
BSA/AML related costs	$631	$637	$598	$1,907	$1,363
Audit and tax costs	321	327	367	1,072	889
Information technology services and consulting	312	308	458	944	1,097
Legal costs	73	79	319	152	738
All other costs	439	621	492	1,559	1,255
Total professional services	$1,776	$1,972	$2,234	$5,634	$5,342

Non-interest expense decreased on a linked-quarter basis due to decreases in other expenses, professional services, and regulatory assessments.  The decrease in other expense is due to a decrease in operating losses primarily related to prior quarter losses attributable to data breaches that occurred at other companies, and impacted some of our debit card customers. Pursuant to Regulation E, we were responsible for reimbursing customers for these losses.  The decline in professional services fees is attributable to a return to a more normalized quarterly expense level for other professional services costs. Regulatory assessments declined due to the revised deposit assessment for established small banks, which was triggered upon the Federal Deposit Insurance Corporation’s (“FDIC”) Deposit Insurance Fund reaching a reserve ratio of at least 1.15% by June 30, 2016.

Operating Efficiency

The Company’s operating efficiency ratio decreased to 64.44% for the third quarter of 2016 as compared to 67.81% for the third quarter of 2015, and 68.01% for the linked quarter.  Total non-interest expense as a percentage of average assets, another measure of the Company’s efficiency, was 2.56% for the third quarter of 2016 compared to 2.61% for third quarter of 2015, and 2.71% for the quarter ended June 30, 2016.

Income Taxes

Income tax expense was $2.7 million for the quarter ended September 30, 2016 compared with $2.0 million for the same period a year earlier.  For the linked quarter ended June 30, 2016 income tax expense was $2.6 million.  The Company’s effective tax rate for the third quarter of 2016 was 38.9% compared with 33.9% for the same period a year ago, and 38.2% for the quarter ended June 30, 2016.

Balance Sheet

Total assets increased by $114.4 million, or 6.1%, to $2.0 billion at September 30, 2016 compared to September 30, 2015, and by $26.8 million, or 1.4%, compared to June 30, 2016.  Cash and cash equivalents decreased by $47.0 million, or 41.9%, to $65.2 million at September 30, 2016 compared to September 30, 2015, and increased by $9.2 million, or 16.4%, compared to June 30, 2016.  The decrease in the Company’s cash position over the last year is primarily the result of deployment of cash inflows from new deposits into the loan and investment securities portfolios.

Investment securities increased by $23.7 million or 5.5%, to $456.5 million at September 30, 2016 compared to $432.7 million at September 30, 2015, and by $9.6 million, or 2.1%, compared to $446.9 million at June 30, 2016.  At September 30, 2016, the effective duration of the securities portfolio was 2.86 years.  We currently target a 2.75 to 3.25 year effective duration for the securities portfolio.

Total gross loans increased by $136.0 million, or 11.3%, to $1.34 billion at September 30, 2016 compared to September 30, 2015, and by $9.0 million, or 0.7%, compared to June 30, 2016.  Loan production increased on a linked-quarter basis, however, the increase was concentrated in mortgage loans held for sale, which accounted for $52.5 million of third quarter production, an increase of $10.6 million, or 25.4%, compared to the linked quarter.  New loan production for the held for investment portfolio (“portfolio loans”) was $60.6 million during the quarter ended September 30, 2016, down $6.7 million, or 9.9%, compared to the prior quarter.

Total deposits increased by $59.6 million, or 3.8%, to $1.63 billion as of September 30, 2016 from $1.57 billion at September 30, 2015, and by $24.3 million, or 1.5%, from $1.61 billion at June 30, 2016.  Non-interest bearing deposits increased by $23.7 million, or 4.3%, during the third quarter of 2016, and increased by $25.4 million, or 4.7%, since September 30, 2015.

Total shareholders’ equity was $215.3 million at September 30, 2016, an increase of $9.8 million, or 4.8%, compared to September 30, 2015, and an increase of $1.4 million, or 0.7%, compared to June 30, 2016, due primarily to quarterly earnings, net of shareholder dividend payments, as well as to the change in the unrealized gain on the investment securities portfolio.  The change in the unrealized gain in the investment securities portfolio led to a decline in equity of $1.1 million, and an increase of $2.6 million during the past quarter, and year, respectively.

Classified assets at September 30, 2016 totaled $45.4 million, an increase of $3.3 million, or 7.8%, compared to $42.1 million at June 30, 2016, a decrease of $1.3 million, or 3.0%, from $44.0 million at September 30, 2015.  Non-performing assets were $5.1 million at September 30, 2016 declining by $1.9 million, or 26.9%, since the prior quarter, and by $5.3 million, or 51.0%, decline since September 30, 2015.  Non-performing assets remain at the lowest level reached in the last several years, at 0.25% of total assets at September 30, 2016, down from 0.35% at June 30, 2016, and down from 0.55% at September 30, 2015.

Allowance for Loan and Lease Losses

The allowance for loan and lease losses (“ALLL”) as a percentage of gross loans declined from 1.43% at September 30, 2015 to 1.31% at September 30, 2016.  The decline in the level of our ALLL as a percentage of gross loans over the last twelve months is due to the continual improvement in the loan credit quality profile of the Company, which is evidenced by the consistent trend of net loan recoveries and improvement in the asset quality ratios, in particular during the current quarter.

As of September 30, 2016, the portion of the ALLL allocated to loans acquired in the Mission Community Bancorp (“MISN”) merger was $0.3 million or 0.17% of the remaining acquired MISN loan portfolio.  The remaining un-accreted fair market value discount on MISN loans was $4.4 million at September 30, 2016 and represents 2.97% of the remaining balance of acquired MISN loans.

Due to continued heightened concerns regarding the effects of the California drought upon our agribusiness loan customers and related businesses, the Bank has provided a $1.6 million qualitative allocation in its ALLL to address these concerns, which accounts for 9.1% of the total ALLL at September 30, 2016.  Management will continue to monitor the drought as it relates to our agribusiness customers and the local economy.

Regulatory Capital

The Bank’s regulatory capital ratios exceeded the ratios generally required to be considered a “well capitalized” financial institution for regulatory purposes.  The Tier I Leverage Ratios for the Company and the Bank were 9.83%, and 9.35%, respectively, at September 30, 2016 compared with the requirement of 5.00% to generally be considered a “well capitalized” financial institution for regulatory purposes.  The Total Risk-Based Capital Ratios for the Company and the Bank were 14.09%, and 13.46%, respectively, at September 30, 2016 compared with the requirement of 10.00% to generally be considered a “well capitalized” financial institution for regulatory purposes.  The Common Equity Tier 1 Capital Ratio for the Company and the Bank were 12.30%, and 12.23%, respectively, at September 30, 2016 compared with the requirement of 6.5% to generally be considered a "well capitalized" financial institution for regulatory purposes.  The Company’s and the Bank’s regulatory capital ratios increased compared to the linked quarter, as regulatory capital growth outpaced risk-weighted and average asset growth.

BSA Consent Order

The Company believes it has continued to make progress addressing the issues identified in the BSA Consent Order that we entered into with our regulators in November 2014.  We believe that the remediation efforts required to address the issues identified in the BSA Consent Order are essentially complete at this time, and we look forward to the full resolution of this regulatory matter in the near future.  However, compliance with and resolution of the BSA Consent Order are determined by the FDIC and California Department of Business Oversight (“DBO”) in their sole discretion.

Conference Call

The Company will host a conference call to discuss the third quarter 2016 results at 8:00 a.m. PT on October 28, 2016.  Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 (International Dial-In Number (914) 495-8600) and entering the conference ID 86200162, or via on-demand webcast.  A link to the webcast will be available on Heritage Oaks Bancorp’s website at www.heritageoaksbancorp.com.  A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days.  By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Report on Form 10-Q

The Company intends to file with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 on or before November 9, 2016.  Once filed, this report can be accessed at the U.S. Securities and Exchange Commission’s website www.sec.gov. Shortly after filing, it is also available free of charge at the Company’s website www.heritageoaksbancorp.com or by contacting Jason Castle, Chief Financial Officer.  By including the foregoing website addresses, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

About Heritage Oaks Bancorp and Heritage Oaks Bank

With $2.0 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard.  Heritage Oaks Bank conducts commercial banking business in San Luis Obispo, Santa Barbara, and Ventura counties. Visit Heritage Oaks Bank on the Web at www.heritageoaksbank.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to help identify forward looking statements. Forward looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions, which expectations and assumptions could prove wrong. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: renewed softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; changes in the Company’s business strategy or development plans; our ability to  attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; any compromise in the secured transmission of personal, financial and/or confidential information over public networks; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank’s operations; and the possibility that any expansionary activities will be impeded while the FDIC’s and CA DBO’s joint BSA Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the BSA Consent Order, which could result in restrictions on our operations.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2016.

Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

Use of Non-GAAP Financial Information

The Company provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional non-GAAP measures used by management to assess operating results.  Therefore, included at the end of the tables below is a schedule reconciling book value to tangible common book value per share.  We believe that tangible common book value per share is a useful measure because it is widely used in the financial services industry to compare the relative market value of one financial institution against another, and we analyze our net income as a percentage of tangible common book value internally, because we feel that this return metric is more representative of the return to our shareholders relative to the their investment in our Company.

Heritage Oaks Bancorp
Consolidated Balance Sheets
(unaudited)

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands, except per share data)
Assets
Cash and due from banks	$23,893	$15,768	$22,469
Interest earning deposits in other banks	41,357	40,274	89,801
Total cash and cash equivalents	65,250	56,042	112,270
Investment securities available for sale, at fair value	456,464	446,877	432,750
Loans held for sale, at lower of cost or fair value	7,975	8,534	5,366
Gross loans held for investment	1,342,701	1,333,719	1,206,740
Net deferred loan fees	(1,146)	(1,181)	(1,056)
Allowance for loan and lease losses	(17,643)	(17,448)	(17,296)
Net loans held for investment	1,323,912	1,315,090	1,188,388
Premises and equipment, net	36,360	36,613	37,686
Bank-owned life insurance	33,500	33,284	25,191
Goodwill	24,885	24,885	24,885
Deferred tax assets, net	15,663	15,321	21,422
Federal Home Loan Bank stock	7,853	7,853	7,853
Other intangible assets	3,568	3,812	4,560
Premises held for sale	-	-	1,910
Other assets	12,877	13,221	11,644
Total assets	$1,988,307	$1,961,532	$1,873,925

Liabilities
Deposits
Non-interest bearing deposits	$570,243	$546,520	$544,782
Interest bearing deposits	1,061,105	1,060,569	1,026,988
Total deposits	1,631,348	1,607,089	1,571,770
Short term FHLB borrowing	49,000	49,500	13,500
Long term FHLB borrowing	71,000	71,003	65,046
Junior subordinated debentures	10,572	10,529	10,389
Other liabilities	11,104	9,529	7,762
Total liabilities	1,773,024	1,747,650	1,668,467

Shareholders' Equity
Common stock, no par value; authorized: 100,000,000 shares;
issued and outstanding: 34,249,804, 34,205,542, and 34,352,445 shares as of
September 30, 2016, June 30, 2016, and September 30, 2015, respectively	164,009	163,931	165,452
Additional paid in capital	8,971	8,668	7,964
Retained earnings	38,424	36,295	30,774
Accumulated other comprehensive income	3,879	4,988	1,268
Total shareholders' equity	215,283	213,882	205,458
Total liabilities and shareholders' equity	$1,988,307	$1,961,532	$1,873,925

Book value per common share	$6.29	$6.25	$5.98

Tangible book value per common share	$5.45	$5.41	$5.12

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)
	For the Three Months Ended
	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands, except per share data)
Interest Income
Loans, including fees	$15,222	$15,315	$14,781
Investment securities	2,215	2,189	1,864
Other interest-earning assets	232	239	312
Total interest income	17,669	17,743	16,957
Interest Expense
Deposits	898	891	941
Other borrowings	541	553	620
Total interest expense	1,439	1,444	1,561
Net interest income before (reversal of) provision for loan and lease losses	16,230	16,299	15,396
(Reversal of) provision for loan and lease losses	-	(1,000)	-
Net interest income after (reversal of) provision for loan and lease losses	16,230	17,299	15,396
Non-Interest Income
Fees and service charges	1,276	1,262	1,271
Net gain on sale of mortgage loans	708	530	407
Gain on derivative instruments	415	65	-
Earnings on BOLI	289	289	214
Gain on sale of investment securities	271	87	136
Other mortgage fee income	199	148	92
Gain on extinguishment of debt	-	-	552
Other income	186	202	134
Total non-interest income	3,344	2,583	2,806
Non-Interest Expense
Salaries and employee benefits	6,686	6,607	5,598
Professional services	1,776	1,972	2,234
Occupancy and equipment	1,657	1,649	1,688
Information technology	591	630	611
Sales and marketing	317	246	240
Loan department expense	284	259	252
Amortization of intangible assets	244	243	263
Regulatory assessments	222	315	298
Communication costs	122	125	150
Other expense	824	1,018	817
Total non-interest expense	12,723	13,064	12,151
Income before income taxes	6,851	6,818	6,051
Income tax expense	2,668	2,603	2,049
Net income	$4,183	$4,215	$4,002

Weighted Average Shares Outstanding
Basic	34,037,252	33,998,644	34,158,081
Diluted	34,183,200	34,140,986	34,282,367
Earnings Per Common Share
Basic	$0.12	$0.12	$0.12
Diluted	$0.12	$0.12	$0.12
Dividends Declared Per Common Share	$0.06	$0.06	$0.06

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)
	For the Nine Months Ended
	9/30/2016	9/30/2015
	(dollars in thousands, except per share data)
Interest Income
Loans, including fees	$45,152	$44,454
Investment securities	6,604	5,193
Other interest-earning assets	671	979
Total interest income	52,427	50,626
Interest Expense
Deposits	2,668	2,748
Other borrowings	1,612	1,742
Total interest expense	4,280	4,490
Net interest income before (reversal of) provision for loan and lease losses	48,147	46,136
(Reversal of) provision for loan and lease losses	(1,000)	-
Net interest income after (reversal of) provision for loan and lease losses	49,147	46,136
Non-Interest Income
Fees and service charges	3,820	3,840
Net gain on sale of mortgage loans	1,696	1,277
Gain on derivative instruments	1,012	-
Gain on sale of investment securities	909	641
Earnings on BOLI	865	640
Other mortgage fee income	438	348
Gain on extinguishment of debt	-	552
Other income	594	780
Total non-interest income	9,334	8,078
Non-Interest Expense
Salaries and employee benefits	19,611	17,643
Professional services	5,634	5,342
Occupancy and equipment	4,933	5,023
Information technology	1,821	1,753
Regulatory assessments	847	895
Sales and marketing	807	852
Loan department expense	770	798
Amortization of intangible assets	730	787
Communication costs	372	435
OREO write-downs	217	-
Other expense	2,666	1,865
Total non-interest expense	38,408	35,393
Income before income taxes	20,073	18,821
Income tax expense	7,690	6,950
Net income	12,383	11,871
Accretion on preferred stock	-	70
Net income available to common shareholders	$12,383	$11,801

Weighted Average Shares Outstanding
Basic	34,044,067	34,111,079
Diluted	34,173,336	34,258,364
Earnings Per Common Share
Basic	$0.36	$0.34
Diluted	$0.36	$0.34
Dividends Declared Per Common Share	$0.18	$0.17

Heritage Oaks Bancorp
Key Ratios

	For the Three Months Ended			For the Nine Months Ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Profitability / Performance Ratios
Net interest margin	3.50%	3.63%	3.58%	3.56%	3.72%
Return on average equity	7.74%	8.06%	7.78%	7.82%	7.85%
Return on average common equity	7.74%	8.06%	7.78%	7.82%	7.83%
Return on average tangible common equity	8.93%	9.34%	9.10%	9.05%	9.19%
Return on average assets	0.84%	0.87%	0.86%	0.85%	0.88%
Non-interest income to total net revenue	17.08%	13.68%	15.42%	16.24%	14.90%
Yield on interest earning assets	3.81%	3.95%	3.94%	3.88%	4.08%
Cost of interest bearing liabilities	0.48%	0.49%	0.56%	0.48%	0.55%
Cost of funds	0.33%	0.34%	0.38%	0.33%	0.38%
Operating efficiency ratio (1)	64.44%	68.01%	67.81%	66.04%	65.32%
Non-interest expense to average assets, annualized	2.56%	2.71%	2.61%	2.65%	2.64%
Gross loans to total deposits	82.31%	82.99%	76.78%

Asset Quality Ratios
Non-performing loans to total gross loans	0.36%	0.51%	0.83%
Non-performing loans to equity	2.27%	3.19%	4.87%
Non-performing assets to total assets	0.25%	0.35%	0.55%
Allowance for loan and lease losses to total gross loans	1.31%	1.31%	1.43%
Net recoveries to average loans outstanding, annualized	0.06%	0.27%	0.11%	0.12%	0.06%
Classified assets to Tier I + ALLL	21.81%	20.66%	22.31%
30-89 day delinquency rate	0.00%	0.04%	0.07%

Capital Ratios
Company
Common Equity Tier I Capital Ratio	12.30%	12.16%	12.81%
Leverage ratio	9.83%	9.80%	9.96%
Tier I Risk-Based Capital Ratio	12.87%	12.69%	13.20%
Total Risk-Based Capital Ratio	14.09%	13.91%	14.46%
Bank
Common Equity Tier I Capital Ratio	12.23%	11.91%	12.52%
Leverage ratio	9.35%	9.20%	9.44%
Tier I Risk-Based Capital Ratio	12.23%	11.91%	12.52%
Total Risk-Based Capital Ratio	13.46%	13.13%	13.77%

(1) The efficiency ratio is defined as total non-interest expense as a percentage of the combined: net interest income, non-interest income, excluding gains and losses on the sale of securities, gains and losses on the sale of other real estate owned (“OREO”), write-downs on OREO, OREO related costs, gains and losses on the sale of fixed assets, gains on extinguishment of debt, and amortization of intangible assets.

Heritage Oaks Bancorp
Average Balances

	For The Three Months Ended
	9/30/2016			6/30/2016			9/30/2015
	Balance	Yield / Rate (4)	Income / Expense	Balance	Yield / Rate (4)	Income / Expense	Balance	Yield / Rate (4)	Income / Expense
	(dollars in thousands)
Interest Earning Assets
Loans (1) (2)	$1,330,224	4.55%	$15,222	$1,310,096	4.70%	$15,315	$1,184,229	4.95%	$14,781
Investment securities	456,175	1.93%	2,215	443,522	1.99%	2,189	414,519	1.78%	1,864
Interest earning deposits in other banks	47,007	0.29%	34	44,809	0.33%	37	99,812	0.23%	58
Other investments	9,739	8.09%	198	9,739	8.34%	202	9,838	10.24%	254
Total earning assets	1,843,145	3.81%	17,669	1,808,166	3.95%	17,743	1,708,398	3.94%	16,957
Allowance for loan and lease losses	(17,561)			(17,807)			(17,216)
Other assets	149,769			147,463			153,560
Total assets	$1,975,353			$1,937,822			$1,844,742

Interest Bearing Liabilities
Money market	$586,612	0.28%	$409	$583,822	0.28%	$408	$526,657	0.27%	$355
Time deposits	241,942	0.70%	427	240,037	0.71%	421	256,554	0.82%	528
Interest bearing demand	128,073	0.11%	34	125,918	0.11%	34	118,441	0.11%	32
Savings	114,068	0.10%	28	109,748	0.10%	28	103,891	0.10%	26
Total interest bearing deposits	1,070,695	0.33%	898	1,059,525	0.34%	891	1,005,543	0.37%	941
Federal Home Loan Bank borrowing	99,691	1.64%	410	118,833	1.43%	422	86,157	2.25%	489
Junior subordinated debentures	10,545	4.94%	131	10,501	5.02%	131	11,726	4.43%	131
Total borrowed funds	110,236	1.95%	541	129,334	1.72%	553	97,883	2.51%	620
Total interest bearing liabilities	1,180,931	0.48%	1,439	1,188,859	0.49%	1,444	1,103,426	0.56%	1,561
Non interest bearing demand	568,453			528,123			528,354
Total funding	1,749,384	0.33%	1,439	1,716,982	0.34%	1,444	1,631,780	0.38%	1,561
Other liabilities	10,930			10,392			8,899
Total liabilities	1,760,314			1,727,374			1,640,679

Shareholders' Equity
Total shareholders' equity	215,039			210,448			204,063
Total liabilities and shareholders' equity	$1,975,353			$1,937,822			$1,844,742

Net interest margin (3)		3.50%	$16,230		3.63%	$16,299		3.58%	$15,396

Interest rate spread		3.33%			3.46%			3.38%

Cost of deposits		0.22%			0.23%			0.24%

(1) Non-accrual loans have been included in total loans.
(2) Interest income includes fees on loans.
(3) Net interest margin represents net interest income as a percentage of average interest earning assets.
(4) Annualized using actual number of days during the period.

Heritage Oaks Bancorp
Average Balances

	For The Nine Months Ended
	9/30/2016			9/30/2015
	Balance	Yield / Rate (4)	Income / Expense	Balance	Yield / Rate (4)	Income / Expense
	(dollars in thousands)
Interest Earning Assets
Loans (1) (2)	$1,299,612	4.64%	$45,152	$1,197,715	4.96%	$44,454
Investment securities	449,498	1.96%	6,604	379,228	1.83%	5,193
Interest earning deposits in other banks	46,056	0.31%	107	73,197	0.20%	112
Other investments	9,739	7.74%	564	9,838	11.78%	867
Total earning assets	1,804,905	3.88%	52,427	1,659,978	4.08%	50,626
Allowance for loan and lease losses	(17,627)			(17,040)
Other assets	148,818			151,391
Total assets	$1,936,096			$1,794,329

Interest Bearing Liabilities
Money market	$579,669	0.28%	$1,209	$499,357	0.27%	$1,027
Time deposits	241,973	0.70%	1,274	268,413	0.77%	1,551
Interest bearing demand	126,793	0.11%	102	117,696	0.11%	97
Savings	111,363	0.10%	83	98,142	0.10%	73
Total interest bearing deposits	1,059,798	0.34%	2,668	983,608	0.37%	2,748
Federal Home Loan Bank borrowing	110,107	1.48%	1,216	93,197	1.91%	1,328
Junior subordinated debentures	10,501	5.01%	394	12,756	4.34%	414
Other borrowed funds	73	3.66%	2	-	0.00%	-
Total borrowed funds	120,681	1.78%	1,612	105,953	2.20%	1,742
Total interest bearing liabilities	1,180,479	0.48%	4,280	1,089,561	0.55%	4,490
Non interest bearing demand	533,637			493,447
Total funding	1,714,116	0.33%	4,280	1,583,008	0.38%	4,490
Other liabilities	10,427			9,188
Total liabilities	1,724,543			1,592,196

Shareholders' Equity
Total shareholders' equity	211,553			202,133
Total liabilities and shareholders' equity	$1,936,096			$1,794,329

Net interest margin (3)		3.56%	$48,147		3.72%	$46,136

Interest rate spread		3.40%			3.53%

Cost of deposits		0.22%			0.25%

(1) Non-accrual loans have been included in total loans.
(2) Interest income includes fees on loans.
(3) Net interest margin represents net interest income as a percentage of average interest earning assets.
(4) Annualized using actual number of days during the period.

Heritage Oaks Bancorp
Loans and Deposits

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands)
Loans
Real Estate Secured
Commercial	$635,846	$618,400	$581,767
Residential 1 to 4 family	195,453	184,097	154,895
Farmland	132,723	131,574	107,376
Multi-family residential	81,536	85,254	75,774
Construction and land	26,836	36,753	42,571
Home equity lines of credit	24,910	27,991	31,609
Total real estate secured	1,097,304	1,084,069	993,992
Commercial
Commercial and industrial	185,199	182,645	159,012
Agriculture	55,728	62,061	47,244
Total commercial	240,927	244,706	206,256
Consumer	4,470	4,944	6,492
Total loans held for investment	1,342,701	1,333,719	1,206,740
Deferred loan fees	(1,146)	(1,181)	(1,056)
Allowance for loan and lease losses	(17,643)	(17,448)	(17,296)
Total net loans held for investment	$1,323,912	$1,315,090	$1,188,388

Loans held for sale	$7,975	$8,534	$5,366
Remaining discount on acquired loans	$4,438	$4,646	$6,042

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands)
Deposits
Non-interest bearing deposits	$570,243	$546,520	$544,782
Interest bearing deposits:
Money market deposits	571,357	584,732	551,815
Time deposits	241,580	240,433	250,777
NOW accounts	134,465	123,386	120,266
Other savings deposits	113,703	112,018	104,130
Total deposits	$1,631,348	$1,607,089	$1,571,770

Heritage Oaks Bancorp
Allowance for Loan and Lease Losses, Non-Performing and Classified Assets

	For the Three Months Ended
	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands)
Allowance for Loan and Lease Losses
Balance, beginning of period	$17,448	$17,565	$16,982
(Reversal of) provision for loan and lease losses	-	(1,000)	-
Charge-offs:
Commercial and industrial	(5)	(4)	(44)
Consumer	(20)	(2)	(1)
Total charge-offs	(25)	(6)	(45)
Recoveries	220	889	359
Balance, end of period	$17,643	$17,448	$17,296

Net recoveries	$195	$883	$314

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands)
Non-Performing Assets
Loans on non-accrual status:
Construction and land	$3,443	$4,046	$4,046
Commercial and industrial	970	1,866	3,549
Commercial real estate	284	264	2,117
Home equity lines of credit	84	84	85
Farmland	75	77	-
Consumer	28	117	48
Agriculture	-	363	-
Residential 1 to 4 family	-	-	171
Total non-accruing loans	4,884	6,817	10,016
Other real estate owned (OREO)	111	111	328
Other repossessed assets	70	-	-
Total non-performing assets	$5,065	$6,928	$10,344

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands)
Classified Assets
Loans	$45,171	$41,983	$43,718
Other real estate owned (OREO)	111	111	328
Other repossessed assets	70	-	-
Total classified assets	$45,352	$42,094	$44,046

Classified assets to Tier I + ALLL	21.81%	20.66%	22.31%

Note: Classified assets consist of substandard and non-performing loans, OREO assets and other repossessed assets.

Heritage Oaks Bancorp
Quarter to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	June 30,		Net	to Foreclosed	Accrual		September 30,
	2016	Additions	Paydowns	Collateral	Status	Charge-offs	2016
	(dollars in thousands)
Real Estate Secured
Construction and land	$4,046	$-	$(603)	$-	$-	$-	$3,443
Commercial	264	49	(29)	-	-	-	284
Home equity lines of credit	84	-	-	-	-	-	84
Farmland	77	-	(2)	-	-	-	75
Commercial
Commercial and industrial	1,866	203	(82)	-	(1,012)	(5)	970
Agriculture	363	-	(22)	-	(341)	-	-
Consumer	117	2	(1)	(70)	-	(20)	28
Total	$6,817	$254	$(739)	$(70)	$(1,353)	$(25)	$4,884

Heritage Oaks Bancorp
Year to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	December 31,		Net	to Foreclosed	Accrual		September 30,
	2015	Additions	Paydowns	Collateral	Status	Charge-offs	2016
	(dollars in thousands)
Real Estate Secured
Construction and land	$3,968	$349	$(874)	$-	$-	$-	$3,443
Commercial	1,940	49	(1,415)	-	(290)	-	284
Home equity lines of credit	84	38	-	-	(38)	-	84
Farmland	83	-	(8)	-	-	-	75
Residential 1 to 4 family	80	-	(3)	-	(77)	-	-
Commercial
Commercial and industrial	1,630	1,954	(326)	-	(2,271)	(17)	970
Agriculture	-	400	(59)	-	(341)	-	-
Consumer	33	94	(5)	(70)	-	(24)	28
Total	$7,818	$2,884	$(2,690)	$(70)	$(3,017)	$(41)	$4,884

Heritage Oaks Bancorp
Reconciliation of Tangible Common Equity and Tangible Common Book Value per Share

	9/30/2016	6/30/2016	9/30/2015
	(dollars in thousands, except per share data)
Period End Balances:
Total shareholders' equity	$215,283	$213,882	$205,458
Less intangibles:
Goodwill	(24,885)	(24,885)	(24,885)
Other intangible assets	(3,568)	(3,812)	(4,560)
Tangible common equity (non-U.S. GAAP)	$186,830	$185,185	$176,013

Outstanding shares	34,249,804	34,205,542	34,352,445
Tangible book value per share (non-U.S. GAAP)	$5.45	$5.41	$5.12

	For The Three Months Ended			For The Nine Months Ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
	(dollars in thousands)
Average Balances:
Total shareholders' equity	$215,039	$210,448	$204,063	$211,553	$202,133
Less preferred stock	-	-	-	-	(596)
Less intangibles:
Goodwill	(24,885)	(24,885)	(24,885)	(24,885)	(24,885)
Other intangible assets	(3,730)	(3,976)	(4,743)	(3,977)	(5,007)
Tangible common equity (non-U.S. GAAP)	$186,424	$181,587	$174,435	$182,691	$171,645

Return on tangible common equity (non-U.S. GAAP)	8.93%	9.34%	9.10%	9.05%	9.19%

Contacts

Simone Lagomarsino, President & Chief Executive Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5260
slagomarsino@heritageoaksbank.com

Jason Castle, Executive Vice President & Chief Financial Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5294
jcastle@heritageoaksbank.com